Exhibit 24.1

600 North 18th Street Post Office Box 2641 Birmingham, Alabama 35291-0001 Tel 205 257 1000
January 27, 2023

Daniel S. Tucker	Melissa K. Caen
30 Ivan Allen Jr. Blvd., N.W.	30 Ivan Allen Jr. Blvd., N.W.
Atlanta, Georgia 30308	Atlanta, Georgia 30308

Dear Mr. Tucker and Ms. Caen:

Alabama Power Company (the “Company”) proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale of an indeterminate amount or number of any of the following securities: preference stock, preferred stock, and/or debt instruments or any combination of such securities, and any necessary or appropriate amendments (including post-effective amendments) to such registration statement or statements.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

The Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of the Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

Yours very truly,
ALABAMA POWER COMPANY
By	/s/J. Jeffrey Peoples
J. Jeffrey Peoples Chairman, President and Chief Executive Officer

/s/Angus R. Cooper, III	/s/R. Mitchell Shackleford III
Angus R. Cooper, III	R. Mitchell Shackleford III
/s/O. B. Grayson Hall, Jr.	/s/Charisse D. Stokes
O. B. Grayson Hall, Jr.	Charisse D. Stokes
/s/Anthony A. Joseph	/s/Phillip M. Webb
Anthony A. Joseph	Phillip M. Webb
/s/J. Jeffrey Peoples	/s/Philip C. Raymond
J. Jeffrey Peoples	Philip C. Raymond
/s/Catherine J. Randall	/s/Anita Allcorn-Walker
Catherine J. Randall	Anita Allcorn-Walker
/s/Kevin B. Savoy
Kevin B. Savoy

Extract from minutes of meeting of the board of directors of Alabama Power Company.

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RESOLVED FURTHER: That for the purpose of signing and filing with the Securities and Exchange Commission a Registration Statement or Statements under the Securities Act of 1933 with respect to the issuance and sale of preference stock, preferred stock and/or debt instruments and of amending such Registration Statement or Statements or remedying any deficiencies with respect thereto by appropriate amendment or amendments (both before and after such Statement or Statements become effective), Alabama Power Company, the members of its Board of Directors and its officers are authorized to give their several powers of attorney to Daniel S. Tucker and Melissa K. Caen in substantially the form of power of attorney presented to this meeting;

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The undersigned officer of Alabama Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Alabama Power Company, duly held on January 27, 2023, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 24, 2023	ALABAMA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary